Exhibit 24.1

duke energy corporation

Power of Attorney

Registration Statements on Form S-3 and Form S-8

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and directors, do each hereby constitute and appoint David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and/or Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 16th day of December, 2021.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/ Lynn J. Good
Name: Lynn J. Good
Title: Chair, President and Chief Executive Officer

ATTEST:

/s/ Nancy M. Wright
Nancy M. Wright

Assistant Corporate Secretary

Signature	Title

Director, Chair, President and
/s/ Lynn J. Good	Chief Executive Officer
Lynn J. Good	(Principal Executive Officer)

Executive Vice President and
/s/ Steven K. Young	Chief Financial Officer
Steven K. Young	(Principal Financial Officer)

Vice President, Chief Accounting Officer
/s/ Cynthia S. Lee	and Controller
Cynthia S. Lee	(Principal Accounting Officer)

/s/ Michael G. Browning	Director
Michael G. Browning

/s/ Annette K. Clayton	Director
Annette K. Clayton

/s/ Theodore F. Craver, Jr.	Director
Theodore F. Craver, Jr.

/s/ Robert M. Davis	Director
Robert M. Davis

/s/ Caroline D. Dorsa	Director
Caroline D. Dorsa

/s/ W. Roy Dunbar	Director
W. Roy Dunbar

/s/ Nicholas C. Fanandakis	Director
Nicholas C. Fanandakis

/s/ John T. Herron	Director
John T. Herron

/s/ Idalene F. Kesner	Director
Idalene F. Kesner

/s/ E. Marie McKee	Director
E. Marie McKee

/s/ Michael J. Pacilio	Director
Michael J. Pacilio

/s/ Thomas E. Skains	Director
Thomas E. Skains

/s/ William E. Webster, Jr.	Director
William E. Webster, Jr.